Exhibit 4.2

Execution Version
FOURTH SUPPLEMENTAL INDENTURE
This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 4, 2023, among (a) Southern Aggregates, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a Subsidiary of Arcosa, Inc., a Delaware corporation (the “Issuer”), (b) the Issuer, and (c) Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended by the First Supplemental Indenture, dated as of September 30, 2021, the Second Supplemental Indenture, dated May 17, 2022 and the Third Supplemental Indenture, dated October 3, 2022, among the Guaranteeing Subsidiary (as defined therein), the Issuer and the Trustee, the “Indenture”), dated as of April 6, 2021, providing for the issuance of an unlimited aggregate principal amount of 4.375% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR IN CONNECTION WITH, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original
101742079

Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes.
6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signatures on the following pages.]
1017420792

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

SOUTHERN AGGREGATES, LLC

By:	/ /s/ Gail M. Peck
Name: Gail M. Peck
Title: Vice President

Signature Page to Fourth Supplemental Indenture

ISSUER:

ARCOSA, INC.

By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer

Signature Page to Fourth Supplemental Indenture

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Susan B. Wright
Name: Susan B. Wright
Title: Assistant Vice President

Signature Page to Fourth Supplemental Indenture